Exhibit 23.2
                                  ------------


March 15, 2004



CONSENT OF RYDER SCOTT COMPANY, L.P.


     We consent to incorporation by reference in the Registration Statements (File Nos. 333-683551, 333-99979, 333-104165) on Form S-3, and the Registration
Statements (File Nos. 33-19652, 33-44103, 33-64323, 333-39584, 33-49724,
333-38166 and 33-53542) on Form S-8 of Unit Corporation of the reference to our reports for Unit Corporation, which appears in the December 31, 2003 annual report on Form 10-K of Unit Corporation.

                                           /s/ Ryder Scott Company, L.P.

                                           RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 15, 2004